Exhibit 99.1

For Immediate Release

Cephalon Delivers Record Sales in the Second Quarter 2009

Sales and Adjusted Net Income Exceed Guidance

NUVIGIL Launch off to Strong Start

Frazer, Pa. — August 4, 2009 — Cephalon, Inc. (Nasdaq: CEPH) today reported second quarter 2009 sales of $539.0 million, an 11 percent increase compared to sales of $485.0 million for the second quarter 2008 and exceeding the company’s sales guidance of $515 - $535 million.  Basic income per common share for the quarter was $1.19.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $1.56, an increase of 25 percent over the comparable figure of $1.25 for the same period in 2008.   Adjusted net income for the second quarter of 2009 was $110.7 million, a 31 percent increase over the comparable $84.5 million for the second quarter of 2008. This exceeded the company’s adjusted net income guidance range of $96.6 to $103.5 million.

Central nervous system (CNS) franchise sales were $290.6 million during the quarter, a 16 percent increase compared to the same period last year.  Pain franchise reported sales of $123.6 million, an 8 percent decrease versus second quarter 2008, with growing sales of AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) largely offsetting the continued generic erosion of ACTIQ (oral transmucosal fentanyl citrate) [C-II].  Oncology franchise sales were $82.2 million, an 86 percent increase over the same period last year due to strong sales of TREANDA® (bendamustine hydrochloride) of $55.8 million.

During the quarter the company launched NUVIGIL® (armodafinil) Tablets [C-IV].  A supplemental new drug application was filed with the FDA for NUVIGIL as a treatment of excessive sleepiness associated with jet lag disorder.  If approved this would be the first acute indication for the franchise and further enhance the growth potential for NUVIGIL.

“With our recent business development activities and our fourth product launch in four years, we continue to build Cephalon into a premier biotech company,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “NUVIGIL, our most recent product launch, is off to a great start and in order to serve additional patients we continue to make meaningful progress with our clinical programs to further develop this product.  In addition, TREANDA and AMRIX continue to experience tremendous year-over-year growth.  We plan to continue to execute upon our strategy of diversification through both our internal discovery and business development activities while delivering solid financial performance.”

Also during the quarter, Cephalon continued to build its biotechnology platform by acquiring a controlling interest in the Australian biotechnology company Arana Therapeutics.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

Arana brings to Cephalon antibody humanization and optimization technology as well as a pipeline of biologics for inflammatory diseases and cancer.

The company is updating its guidance for 2009.  Total sales guidance remains $2.175-$2.225 billion. This includes CNS franchise sales of $1.16-$1.19 billion, pain franchise sales of $530-$555 million, oncology franchise sales which were increased to $315-$335 million, and other product sales of $150-$175 million. Full year R&D guidance decreased to $425-$445 million and SG&A remains $840-$860 million, respectively.  Adjusted net income guidance was increased to $457-$464 million and basic adjusted income per common share guidance is $6.30-$6.40.

For the third quarter 2009, Cephalon is introducing sales guidance of $540-$560 million, adjusted net income guidance of $108-$116 million and basic adjusted income per common share guidance of $1.45-$1.55.

Basic adjusted income per common share guidance for both the third quarter 2009 and full-year 2009 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s second quarter 2009 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-913-312-0379 and refer to conference code number 1696714. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investors” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: AMRIX®, TREANDA® for Injection, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride),

2

NUVIGIL® and ACTIQ®.  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products, including the growth and acceptance of Nuvigil, Treanda and Amrix in the market; sales, adjusted net income and basic adjusted income per common share guidance for the third quarter and full-year 2009 and SG&A and R&D guidance for the full-year 2009; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:

Media:	Investors:
Sheryl Williams	Robert (Chip) Merritt
610-738-6493	610-738-6376
swilliam@cephalon.com	cmerritt@cephalon.com

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	As adjusted 2008*	2009	As adjusted 2008*
REVENUES:
Sales	$539,021	$485,042	$1,053,387	$918,939
Other revenues	8,792	7,673	14,394	16,995
	547,813	492,715	1,067,781	935,934
COSTS AND EXPENSES:
Cost of sales	105,407	101,318	203,177	191,234
Research and development	102,085	80,409	205,109	161,844
Selling, general and administrative	223,656	209,900	424,246	408,888
Restructuring charges	1,245	1,565	2,882	5,476
Acquired in-process research and development	9,368	—	40,118	10,000
	441,761	393,192	875,532	777,442

INCOME FROM OPERATIONS	106,052	99,523	192,249	158,492

OTHER INCOME (EXPENSE):
Interest income	930	4,912	1,634	11,513
Interest expense	(20,114)	(20,789)	(36,718)	(43,067)
Other income (expense), net	32,104	(1,543)	38,643	3,776
	12,920	(17,420)	3,559	(27,778)

INCOME BEFORE INCOME TAXES	118,972	82,103	195,808	130,714

INCOME TAX EXPENSE	46,932	30,212	79,986	48,381

NET INCOME	72,040	51,891	115,822	82,333

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	12,724	—	27,525	—

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$84,764	$51,891	$143,347	$82,333

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.19	$0.77	$2.05	$1.22

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.11	$0.69	$1.87	$1.10

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	71,119	67,777	69,962	67,721

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	76,629	74,852	76,808	74,569

*  As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended
	June 30,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$84,764		$51,891

Cost of sales adjustments	30,470	(1)	28,892	(1)
Research and development adjustments	1,790	(2)	—
Selling, general and administrative adjustments	12,874	(3)	—
Restructuring charges	1,245	(4)	1,565	(5)
Interest expense adjustment	12,965	(5)	16,667	(6)
Other (income) expense adjustment	(32,608	)(6)	—
In-process research and development adjustments	9,368	(7)	—
Adjustment to noncontrolling interest	(819	)(8)	—
Income tax adjustment	(9,341	)(9)	(14,554	)(9)
	25,944		32,570

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$110,708		$84,461

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.56		$1.25

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.44		$1.13

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	71,119		67,777

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	76,629		74,852

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)    To exclude the on-going amortization of acquired intangible assets ($23.0M in 2009; $26.8M in 2008), accelerated depreciation related to restructuring ($4.5M in 2009; $2.1M in 2008) and the write-off of purchase commitments in excess of estimated requirements ($3.0M in 2009).

(2)    To exclude accelerated depreciation related to restructuring ($0.3M) and charges related to our transaction with Arana Therapeutics Limited ($1.5M).

(3)    To exclude charges related to the acquisition of Arana Therapeutics Limited ($6.3M) and charges related to our settlement with Takeda ($6.5M) which resolves our remaining contractual arrangements.

(4)    To exclude costs related to the CIMA restructuring.

(5)    To exclude interest expense associated with the implementation of APB 14-1 ($13.0M in 2009; $13.0M in 2008) and accrued interest related to the agreement in principle reached with the U.S. Attorney's Office in Philadelphia ($3.7M in 2008).

(6)    To exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holding;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on excess of net assets over consideration;

• $13.7M gains on foreign exchange derivative instruments; and

• $5.1M foreign exchange gain on Australian Dollar acquisition funds.

(7)    To exclude the impact of Acusphere deconsolidation.

(8)    To exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in adjustments (6) above but do not affect net income because they are attributed to noncontrolling interests.

(9)    To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities ($11.9M in 2009; $9.8M in 2008),  the applicable tax impact related to the implementation of APB 14-1 ($4.6 in 2009; $4.7M in 2008), and to exclude taxes on gains and costs related to the acquisition of Arana Therapeutics ($10.1M in 2009).

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Six Months Ended
	June 30,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$143,347		$82,333

Cost of sales adjustments	56,178	(1)	56,780	(1)
Research and development adjustments	3,086	(2)	7,754	(2)
Selling, general and administrative adjustments	13,744	(3)	2,955	(3)
Restructuring charges	2,882	(4)	5,476	(5)
Interest expense adjustment	23,500	(5)	33,701	(6)
Other (income) expense adjustment	(39,527	)(6)	—
In-process research and development adjustments	40,118	(7)	10,000	(8)
Adjustment to noncontrolling interest	(819	)(8)	—
Income tax adjustment	(30,717	)(9)	(38,944	)(9)
	68,445		77,722

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$211,792		$160,055

BASIC ADJUSTED INCOME PER COMMON SHARE	$3.03		$2.36

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.76		$2.17

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	69,962		67,721

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	76,808		74,569

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)    To exclude the on-going amortization of acquired intangible assets ($44.2M in 2009; $53.0M in 2008)  and accelerated depreciation related to restructuring ($9.0M in 2009; $3.8M in 2008) and the write-off of purchase commitments in excess of estimated requirements ($3.0M in 2009).

(2)    To exclude accelerated depreciation related to restructuring ($0.6M in 2009), charges related to payments for several research and development collaborations ($1.0M in 2009; $6.0M in 2008), charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009) and other charges ($1.8M in 2008) related to employee severance costs.

(3)    In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($7.2M) and charges related to our settlement with Takeda ($6.5M) which resolves our remaining contractual arrangements.  In 2008, to exclude charges related to employee severance costs.

(4)    To exclude costs related to the CIMA restructuring.

(5)    To exclude interest expense associated with the implementation of APB 14-1 ($23.5M in 2009; $26.3M in 2008) and accrued interest related to the agreement in principle reached with the U.S. Attorney's Office in Philadelphia ($7.5M in 2008).

(6)    To exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holding;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on excess of net assets over consideration;

• $19.0M gains on foreign exchange derivative instruments;

• $5.1M foreign exchange gain on Australian Dollar acquisition funds; and

• $1.6M dividend income related to our initial purchase of Arana shares.

(7)    To exclude charges related to the deconsolidation of Acusphere ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma ($30.0M) and license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) in 2009 and the license of Acusphere HDDS technology for use in oncology therapeutics in 2008.

(8)    To exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in adjustments (6) above but do not affect net income because they are attributed to noncontrolling interests.

(9)    To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities ($31.8M in 2009; $29.3M in 2008), the applicable tax impact related to the implementation of APB 14-1 ($8.3M in 2009; $9.6M in 2008), and to exclude taxes on gains and costs related to the acquisition of Arana Therapeutics ($8.0M in 2009).

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	June 30,						Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$246,583	$15,485	$262,068	$218,942	$15,869	$234,811	13%	(2)%	12%
NUVIGIL	16,786	—	16,786	—	—	—	—	—	—
GABITRIL	10,749	1,026	11,775	14,307	2,039	16,346	(25)	(50)	(28)
CNS	274,118	16,511	290,629	233,249	17,908	251,157	18	(8)	16

ACTIQ	25,153	12,712	37,865	38,051	14,130	52,181	(34)	(10)	(27)
Generic OTFC	23,390	—	23,390	28,958	—	28,958	(19)	—	(19)
FENTORA	30,617	814	31,431	36,374	—	36,374	(16)	—	(14)
AMRIX	30,867	—	30,867	17,119	—	17,119	80	—	80
Pain	110,027	13,526	123,553	120,502	14,130	134,632	(9)	(4)	(8)

TREANDA	55,820	—	55,820	14,381	—	14,381	288	—	288
Other	4,193	22,168	26,361	4,380	25,372	29,752	(4)	(13)	(11)
Oncology	60,013	22,168	82,181	18,761	25,372	44,133	220	(13)	86

Other	8,380	34,278	42,658	13,117	42,003	55,120	(36)	(18)	(23)

	$452,538	$86,483	$539,021	$385,629	$99,413	$485,042	17%	(13)%	11%

	Six Months Ended						%
	June 30,						Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$485,012	$30,418	$515,430	$417,411	$30,635	$448,046	16%	(1)%	15%
NUVIGIL	16,786	—	16,786	—	—	—	—	—	—
GABITRIL	25,498	2,531	28,029	25,438	4,332	29,770	—	(42)	(6)
CNS	527,296	32,949	560,245	442,849	34,967	477,816	19	(6)	17

ACTIQ	51,570	24,459	76,029	75,568	26,333	101,901	(32)	(7)	(25)
Generic OTFC	47,502	—	47,502	56,276	—	56,276	(16)	—	(16)
FENTORA	63,907	1,237	65,144	75,307	—	75,307	(15)	—	(13)
AMRIX	57,104	—	57,104	26,887	—	26,887	112	—	112
Pain	220,083	25,696	245,779	234,038	26,333	260,371	(6)	(2)	(6)

TREANDA	106,017	—	106,017	14,381	—	14,381	637	—	637
Other	9,519	43,200	52,719	9,568	47,642	57,210	(1)	(9)	(8)
Oncology	115,536	43,200	158,736	23,949	47,642	71,591	382	(9)	122

Other	19,535	69,092	88,627	26,644	82,517	109,161	(27)	(16)	(19)

	$882,450	$170,937	$1,053,387	$727,480	$191,459	$918,939	21%	(11)%	15%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

		As adjusted
	June 30	December 31,
	2009	2008*
CURRENT ASSETS:
Cash and cash equivalents	$1,281,926	$524,459
Short term investments	122,701	—
Receivables, net	344,909	409,580
Inventory, net	239,785	117,297
Deferred tax assets, net	235,916	224,066
Other current assets	52,685	54,120
Total current assets	2,277,922	1,329,522

INVESTMENTS	17,123	8,081
PROPERTY AND EQUIPMENT, net	462,207	467,449
GOODWILL	571,706	445,332
INTANGIBLE ASSETS, net	1,098,675	607,332
DEFERRED TAX ASSETS, net	2,605	46,074
DEBT ISSUANCE COSTS	21,351	11,838
OTHER ASSETS	30,143	167,314
	$4,481,732	$3,082,942

CURRENT LIABILITIES:
Current portion of long-term debt, net	$799,832	$781,618
Accounts payable	91,187	87,079
Accrued expenses	314,737	304,415
Total current liabilities	1,205,756	1,173,112

LONG-TERM DEBT	352,805	3,692
DEFERRED TAX LIABILITIES, net	219,396	77,932
OTHER LIABILITIES	168,314	163,123
Total liabilities	1,946,271	1,417,859

REDEEMABLE EQUITY	228,224	248,403

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	776	717
Additional paid-in capital	2,484,536	2,095,324
Treasury stock, at cost	(201,734)	(201,705)
Accumulated deficit	(377,939)	(521,286)
Accumulated other comprehensive income	91,948	43,630
Total Cephalon stockholders’ equity	1,997,587	1,416,680
Noncontrolling Interest	309,650	—
Total equity	2,307,237	1,416,680
	$4,481,732	$3,082,942

* As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2009	As adjusted 2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$115,822	$82,333
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(385)	(12,218)
Depreciation and amortization	87,029	84,006
Stock-based compensation expense	24,840	21,894
Loss on disposals of property and equipment	—	1,031
Amortization of debt discount and debt issuance costs	23,749	26,201
Gain on foreign exchange contracts	(26,754)	—
Gain on acquisition of Arana	(10,008)	—
Acquired in-process research and development from Acusphere deconsolidation	8,366	—
Other	(5,283)	(418)
Changes in operating assets and liabilities:
Receivables	74,211	(56,210)
Inventory	(9,550)	(7,933)
Other assets	31,479	(24,027)
Accounts payable, accrued expenses and deferred revenues	1,493	(10,427)
Other liabilities	(1,501)	16,418
Net cash provided by operating activities	313,508	120,650

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(30,234)	(42,898)
Acquisition of intangible assets	—	(25,575)
Cash balance from consolidation of variable interest entity	52,563	—
Investment in Ception	(75,000)	—
Acquisition of Arana, net of cash acquired	(211,803)	—
Purchases of investments	(9,082)	(6,242)
Proceeds from foreign exchange contract	26,754	—
Sales and maturities of available-for-sale investments	4,456	7,596
Net cash used for investing activities	(242,346)	(67,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	288,000	—
Proceeds from exercises of common stock options	6,271	13,562
Windfall tax benefits from stock-based compensation	197	480
Acquisition of treasury stock	(29)	(24)
Payments on and retirements of long-term debt	(9,131)	(215,129)
Net proceeds from issuance of convertible subordinated notes	484,738	—
Proceeds from sale of warrants	37,640	—
Purchase of convertible note hedge	(121,040)	—
Net cash provided by (used for) financing activities	686,646	(201,111)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(341)	2,282

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	757,467	(145,298)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	524,459	818,669

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,281,926	$673,371

*  As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	September 30, 2009			December 31, 2009

Projected GAAP basic income per common share	$1.01	—	$1.11	$4.49	—	$4.59

Amortization of current intangibles	$0.35	—	$0.35	$1.33	—	$1.33
Accelerated depreciation adjustment- CIMA	$0.02	—	$0.02	$0.09	—	$0.09
Accelerated depreciation adjustment- Mitry-Mory	$0.06	—	$0.06	$0.21	—	$0.21
Research and development adjustments	$—	—	$—	$0.01	—	$0.01
Selling, general and administrative adjustments	$—	—	$—	$0.19	—	$0.19
Cost of goods sold adjustments	$—	—	$—	$0.06	—	$0.06
Restructuring adjustments	$0.01	—	$0.01	$0.07	—	$0.07
Acquired in-process research and development adjustments	$—	—	$—	$0.55	—	$0.55
Other income (expense) adjustments	$—	—	$—	$(0.56)	—	$(0.56)
Interest expense adjustments	$0.23	—	$0.23	$0.80	—	$0.80

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.23)	—	$(0.23)	$(0.94)	—	$(0.94)

Basic adjusted income per common share guidance	$1.45	—	$1.55	$6.30	—	$6.40

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately  34.0 percent in 2009; and

• Weighted average number of common shares outstanding of 74.9 and 72.5 million shares for the three months ended September 30, 2009 and the twelve months ended December 31, 2009, respectively.